COMMODORE
APPLIED TECHNOLOGIES, INC.


                                                                    Exhibit 99.1
                                                                    ------------


                                  NEWS RELEASE



For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800



                      Commodore Applied Technologies, Inc.

o     Revises Record Date and Meeting Date for 2003 Annual Shareholders Meeting
o     Water Sampling Contract in Oak Ridge, TN
             o Commodore finishes Mobilization to Starts Operating EDAM Contract
o     Duratek Adds Contract Scope to Water Sampling Efforts
o     FFTF Award has Been Protested


NEW YORK, NY - December 17, 2004 - Commodore Applied Technologies,  Inc. (OTCBB:

CXII), today announced that it has initiated  correspondence to its shareholders stating that the Company will hold its 2003 Annual  Meeting of  shareholders  on

February 8, 2005. The record date for determination of shareholders  entitled to notice of meeting  and to vote at the meeting is December  14,  2004.  Commodore

Chairman and CEO Shelby Brewer stated:  "We welcome the  shareholders  to attend the 2003 Annual  Meeting in person to meet  management and discuss the future of the Company."


Mr. Brewer further stated: "The Company has completed the  pre-mobilization  and mobilization  phases  of  its  environmental  data  acquisition  and  management contract (EDAM) in the Oak Ridge, TN area. We have opened a satellite  office at the K-25 site,  and have so far hired over a dozen new employees to staff it. We plan to hire several more in the next four weeks.


                                     -more-


     150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                      Fax: 212.753.0731 www.commodore.com

                                                              CXII Operates EDAM
                                                               December 17, 2004
                                                                          Page 2



We will be  operating at near full  capacity by January of 2005,  and expect our readiness to serve will attract more DOE client groups than are  contemplated in the base scope of the  contract.  It has been my  experience  that an award of a contract in an area can lead to related work, provided customer satisfaction and confidence are maintained. We are seeking to extend our environmental monitoring service  capabilities  to other DOE sites,  such as Portsmouth,  OH and Paducah,

KY."


Additionally,  the  Company  announced  today  that it was  recently  awarded  a one-year contract from Duratek Federal Services, Inc. beginning in January 2005,

to perform environmental  monitoring services at two engineered landfills on the

Oak Ridge  Reservation.  Environmental  monitoring  services will include sample collection,  packaging and shipping to offsite analytical laboratories.  Samples will be  collected  from  surface  water,  groundwater,  and  landfill  leachate collection locations on storm event,  weekly,  monthly, and quarterly bases. Mr.

Brewer said: "The Duratek work is a welcome  addition to the contract awarded to us earlier this year by Bechtel Jacobs. These operations position us well in Oak

Ridge, TN."


Additionally,  Commodore  Applied  Technologies,  Inc.  announced today that the protest to the GAO by both  losing  teams in the final  bidding  process for the

Fast Flux Test Reactor (FFTF) decommissioning  contract is ongoing. The contract has been conditionally  awarded to a team led by SEC and Framatome.  There is no determination of the date the GAO will render its decision on the protest of the

FFTF contract  award.  Mr. Brewer stated:  "We hope to participate in the Sodium disposition portion of the FFTF deactivation project."


                                     -more-


      150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                       Fax: 212.753.0731 www.commodore.com

                                                              CXII Operates EDAM
                                                               December 17, 2004
                                                                          Page 3



Commodore Applied  Technologies,  Inc. is a diverse technical  solutions company focused on high-end  environmental  markets.  The Commodore  family of companies includes  subsidiaries  Commodore  Solution  Technologies and Commodore Advanced

Sciences.  The Commodore  companies provide technical  engineering  services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at

www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


                                       ###


     150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                      Fax: 212.753.0731 www.commodore.com